Exhibit 99.1

FOR IMMEDIATE RELEASE

December 5, 2014

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Provides Energy-Related Information

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 127-year-old IBERIABANK (www.iberiabank.com), provided additional disclosures to the investment community as a result of investor inquiries in regard to the influence of recent changes in energy prices on the business and growth prospects of the banking industry and the Company.

Daryl G. Byrd, President and Chief Executive Officer of IBKC, commented, “We recognize that the dramatic fluctuation in energy prices over the last several years, combined with limited data regarding the banking industry’s energy lending practices, has created a challenging environment in which to evaluate and differentiate investment decisions. Recent fluctuations in energy prices have also resulted in heightened institutional investor inquiry into our views of the energy lending business. As a highly seasoned and active participant serving energy clients’ depository and capital market needs, we believe additional disclosure and insight into our Company’s energy lending practices and condition may assist in the investment community’s risk management review process. Our historical experiences, industry knowledge, superior credit quality, and solid financial condition provide a unique perspective during these turbulent times.”

Byrd continued, “We implement discipline, focus, and quality underwriting in all aspects of our business, including in the energy lending and energy capital markets arena. This business approach continues to serve our clients and shareholders very well. Energy loans accounted for 7.6% of our total loans outstanding at September 30, 2014, down from 8.4% six months prior. Approximately 90% of our total loan growth since year-end 2011 (excluding FDIC-related loans) was associated with loans not related to the energy sector. Our geographic diversification was evident in the third quarter of 2014 as our strongest loan growth markets included some of our Florida markets and Dallas - our most recently acquired market. With two-thirds of the fourth quarter of 2014 complete, our organic loan growth as of November 30, 2014 was up approximately $351 million, or 23% on an annualized basis, and deposits are up $102 million, or 5% on an annualized basis, compared to September 30, 2014. We remain very confident in our ability to continue to grow our client base in a high quality manner in the future. At October 31, 2014, our energy loans past due equated to only $36,410, equal to 0.004% of total energy loans outstanding. Over half of our energy loans outstanding and energy commitments are in the exploration and production (“E&P”) segment, a business we know very well. Our experience and historical data have shown that segment to be a very solid performing form of cash flow lending throughout the volatility of economic and commodity price cycles.”

About IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with 280 combined offices, including 187 bank branch offices and three loan production offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 22 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 59 locations in 10 states. IBERIABANK has eight locations with representatives of IBERIA Wealth Advisors in four states. IBERIABANK’s energy lending group is based in Houston, Texas.

IBERIA Capital Partners, L.L.C. (“ICP”) is a wholly owned subsidiary of IBERIABANK Corporation. ICP is a full-service energy capital markets boutique firm based in New Orleans, Louisiana that provides focused research, sales, trading, and investment banking services to institutional, corporate, and private clients throughout the energy industry. ICP was launched in the fourth quarter of 2010, and is a licensed broker dealer with the Financial Industry Regulatory Authority. The business serves institutional money managers by providing research on publicly traded energy companies and serves publicly traded energy companies that require capital to grow their businesses. ICP’s team of research professionals provides ICP clients research coverage on 79 companies in exploration and production, oilfield services, and the coal industry. ICPs investment bankers assist clients in raising capital through access to the public equity and debt markets and provide other investment banking services.

Energy Lending Overview

The Company is an active lender to high-quality energy-sector companies based on established underwriting policies, industry practices, and many years of experience in this field. The Company extensively utilizes a team of petroleum engineering consultants that test for compliance with energy lending policy parameters (including base case and sensitivity case advance rates), reserve tail tests, and regular cash flow coverage tests. The Company operates under established energy-sector and sub-sector concentration limits, closely monitors credit and collateral conditions of borrowers, and credit underwriting incorporates many industry practices (such as: “haircutting” for various risking, concentration, and reserve splits; built-in remedies to address borrowing base deficiencies; and standard financial covenants and restrictions.)

Industry and portfolio monitoring are important aspects of this business. The energy loan portfolio is actively monitored by continuously updating reports on a weekly, or ad hoc, basis. E&P borrowing base redeterminations are performed every three or six months. Comprehensive portfolio reporting, reviews, analysis, and commentary are performed quarterly or as needed. Each of the Company’s energy lending leadership team members averages well over 20 years of experience in the energy lending business.

In the interest of providing additional clarity and transparency to the investment community regarding its energy lending business, the Company has reported the following information (unless otherwise noted, the information is as of September 30, 2014):

• Total Energy Exposure:	Loans of $840 Million, or 7.6% of total loans outstanding and Commitments of $1.6 Billion

• Composition by Energy Sector:	Sector	Outstanding	%Energy	%Total
	E&P	$428 Million	51.0%	3.9%
	Midstream	$147 Million	17.5	1.3
	Service	$265 Million	31.5	2.4

	Energy Loans	$840 Million	100.0%	7.6%

• Utilization By Energy Sector:	Sector	12/31/11	12/31/13	10/31/14
	E&P	52.3%	44.6%	46.9%
	Midstream	57.6	49.7	55.3
	Service	62.7	64.2	61.8

	Energy Loans	57.0%	51.0%	52.3%

• E&P Loan Portfolio Oil/Gas Mix:	56% Oil and 44% Natural Gas (Loans & Commitments)
• E&P Borrowing Base Review:	Redetermination Review Every Three or Six Months

• % of E&P Clients That Hedge:	Segment	2015	2016
	Oil-Weighted Clients	90%	57%
	Natural Gas Oriented Clients	75%	33%

• Proven Reserve Risk Categories:	Risk Category Outstanding		%Total
	Proved Developed Producing (PDP)		82%
	Proved Developed Non-Producing (PDNP)		13
	Proved Undeveloped (PUD)		5

	Total Upstream Commitments		100%

• Reserve Property Locations:	Loans - 68% Onshore and 32% Offshore Properties Commitments – 71% Onshore and 29% Offshore

Investor Information

IBKC’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” IBKC’s market capitalization was approximately $2.1 billion, based on the NASDAQ Global Select Market closing stock price on December 4, 2014.

The following 11 investment firms currently provide equity research coverage on IBKC:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	SunTrust Robinson-Humphrey

•	Wunderlich Securities

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Caution About Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,”

“expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors that could cause or contribute to such differences include factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in IBKC’s Form 10-K for the fiscal year ended December 31, 2013, and Form 10-Qs for the quarters ended March 31, 2014, June 30, 2014, September 30, 2014 and other documents subsequently filed by IBKC with the SEC. Consequently, no forward-looking statement can be guaranteed. IBKC does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this press release or any related documents, IBKC claims protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.